UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2019

ANTERO MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36719	46-4109058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                        Entry into a Material Definitive Agreement.

Purchase Agreement

On February 25, 2019, Antero Midstream Partners LP (the “Partnership”) and its wholly-owned subsidiary, Antero Midstream Finance Corporation (together with the Partnership, the “Issuers”) completed the previously announced offering of $650,000,000 aggregate principal amount of their 5.75% Senior Notes due 2027 (the “Notes”), pursuant to a purchase agreement, dated February 20, 2019 (the “Purchase Agreement”), by and among the Issuers, J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), and the subsidiary guarantors party thereto. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by the Partnership’s existing subsidiaries (other than Antero Midstream Finance Corporation) and its future wholly-owned domestic subsidiaries that guarantee certain of the Partnership’s indebtedness (collectively, the “Guarantors”).

The Notes and the Guarantees were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder.  The Initial Purchasers intend to resell the Notes and Guarantees (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The issue price for the Notes and Guarantees was 100% of their principal amount. The Partnership intends to use the approximately $641 million of net proceeds of the Offering, after discounts and estimated offering expenses, to repay indebtedness under its revolving credit facility.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Partnership from time to time for which they receive and have received customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under the Partnership’s revolving credit facility and therefore may receive their pro rata share of any proceeds from the sale of the Notes that are used to repay borrowings under the Partnership’s revolving credit facility.  The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business, for which they will receive fees and expenses.

In addition, the Issuers and the Guarantors have agreed with the Initial Purchasers not to offer or sell any debt securities for a period of 60 days after the date of the Purchase Agreement without the prior consent of J.P. Morgan Securities LLC.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture

The Notes were issued under and are governed by an indenture, dated as of February 25, 2019 (the “Indenture”), by and among the Issuers, Wells Fargo Bank, National Association, as trustee, and the Guarantors. The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking transactions with the Issuers’ unrestricted affiliates, and limitations on asset sales.

At any time prior to March 1, 2022, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with an amount of cash not greater than the net proceeds from certain equity offerings. At any time prior to March 1, 2022, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to the redemption date. The Issuers may also redeem all or a part of the Notes at any time on or after March 1, 2022, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. If the Issuers experience a Change of Control (as defined in the Indenture), the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

The Notes and the Guarantees rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under the Partnership’s revolving credit agreement, to the extent of the value of the assets securing such debt, and are structurally subordinated to all liabilities of the Partnership’s subsidiaries (other than Antero Midstream Finance Corporation) that do not guarantee the Notes.

The summary of the Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Purchase Agreement and Indenture is incorporated herein by reference.

Item 8.01                   Other Events.

On February 20, 2019, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits.

EXHIBIT	DESCRIPTION
4.1

Indenture, dated as of February 25, 2019, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.75% Senior Note due 2027 (included in Exhibit 4.1).
10.1

Purchase Agreement, dated as of February 20, 2019, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation and the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative of the initial purchasers named therein.

99.1	Antero Midstream Partners LP press release dated February 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP

	By:	Antero Midstream Partners GP LLC,
its general partner

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: February 25, 2019